Oportun Reports Fourth Quarter 2021 Results
4Q21 Aggregate Originations of $865 million up 93%, bringing FY21 to a record $2.3 billion
Total revenue of $194 million in 4Q21 and a record $627 million for FY21
Net Income of $14.2 million, or $0.46 per diluted share
Adjusted Net Income of $25.6 million, or $0.82 per diluted share

SAN CARLOS, CA – February 24, 2022 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” and the "Company") today reported financial results for the fourth quarter and full year ended December 31, 2021.
“We had an outstanding year in 2021, with growth that not only surpassed pre-pandemic levels, but was the best in our history. We drove record originations, and new customers represented over 47% of our total loans, up from 35% last year," said Raul Vazquez, CEO of Oportun. "To top off our highly successful and profitable year, we also completed our acquisition of Digit, which accelerates our evolution into a robust, digital banking platform and increases our member base to 1.5 million. Our momentum continues in 2022, and we have identified substantial opportunities to expand our membership and meet a wide variety of our members' financial needs through our robust set of credit and digital banking products.”
Fourth Quarter and Full Year 2021 Results

Metric	GAAP				Adjusted[1]
	4Q21	4Q20	FY21	FY20	4Q21	4Q20	FY21	FY20
Total revenue	$194.1	$140.8	$626.8	$583.7	—	—	—	—
Net income (loss)	$14.2	$8.5	$47.4	$(45.1)	$25.6	$17.5	$78.7	$(14.2)
Diluted EPS	$0.46	$0.29	$1.56	$(1.65)	$0.82	$0.60	$2.60	$(0.52)
Adjusted EBITDA	—	—	—	—	$23.1	$0.0	$47.0	$22.1

Dollars in millions, except per share amounts.

Fourth Quarter 2021

◦Members were 1.48 million* as compared to 0.65 million in the prior-year quarter
◦Products were 1.55 million* as compared to 0.65 million in the prior-year quarter
◦Aggregate Originations were $864.6 million, up 93% over the prior-year period
◦Annualized Net Charge-Off Rate of 6.8% as compared to 9.4% for the prior-year period
◦30+ Day Delinquency Rate of 3.9% as compared to 3.7% for the prior-year period

Full Year 2021

◦Aggregate Originations were $2.3 billion, up 70% year-over-year
◦Managed Principal Balance at End of Period was $2.6 billion, up 36% year-over-year
◦Annualized Net Charge-Off Rate of 6.8% as compared to 9.8% for the prior-year period

Digit Acquisition

On December 22, 2021, the Company completed its acquisition of Hello Digit, Inc. (“Digit”). Digit is a digital banking platform that provides automated savings, banking and investing tools. Digit members can keep their existing bank and integrate into the platform, or they can make Digit their primary banking relationship by opening new accounts via Digit’s bank partner. By acquiring Digit, Oportun further expands its A.I. and digital capabilities, adding to its services to provide members a holistic offering built to address their financial needs.

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP measures. GAAP and Adjusted total revenue are the same for 2021 and 2020.

* Includes the 0.6M Digit members and 0.6M products acquired in the fourth quarter of 2021.

Financial and Operating Results

To facilitate useful measures for period-to-period comparisons of its business, the Company has provided below unaudited financial information for the three- and twelve-month periods ended December 31, 2021 and 2020 on a GAAP basis as well as a non-GAAP basis. The FVPF and adjusted financial results reflect the Company's performance as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. As of January 1, 2021, the FVPF adjustments are no longer necessary because all loans originated and held for investment and all asset-backed notes issued are recorded at fair value. All figures are as of December 31, 2021, unless otherwise noted.

Growth Highlights

Members – Members as of the end of the fourth quarter grew to 1.48M, as compared to 652K at the end of the prior-year quarter. This increase was primarily driven by the acquisition of Digit and its members, as well as growth in our unsecured personal loan, secured personal loan and credit card products.

Products – Products as of the end of the fourth quarter grew to 1.55M, as compared to 652K at the end of the prior-year quarter. This increase was primarily driven by the acquisition of Digit and its four digital banking products: Digit Savings, Digit Direct, Digit Investing and Digit Retirement. Combined with Oportun's unsecured personal loans, secured personal loans and credit cards, these seven products comprise the Company's product offerings.

Originations – Aggregate Originations for the fourth quarter were $864.6 million, an increase of 93% as compared to $448.6 million in the prior-year quarter. Aggregate Originations for the full year 2021 were $2.3 billion, an increase of 70% as compared to $1.3 billion in 2020. This increase was primarily driven by growth in loan application volume due to higher demand.

Fourth Quarter 2021 Financial Results

Revenue – Total revenue for the fourth quarter was $194.1 million, an increase of 38% as compared to total revenue of $140.8 million in the prior-year quarter. The increase was primarily attributable to higher interest income due to growth in the Company's underlying portfolio as a result of increased origination volume. Net Revenue for the fourth quarter was $160.5 million, an increase of 40% as compared to Net Revenue of $114.6 million in the prior-year quarter. Net Revenue improved from the prior-year quarter due to higher revenue, lower interest expense and lower charge-offs.

Operating Expenses – For the fourth quarter, total operating expense was $139.6 million, an increase of 40% as compared to $100.0 million in the prior-year quarter. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, increased 38% year-over-year to $125.2 million, primarily driven by its increased investment in marketing to drive growth and initiatives to further enhance its technology.

Net Income (Loss) and Adjusted Net Income (Loss) – Net income was $14.2 million, an increase of 66% as compared to $8.5 million in the prior-year quarter. Adjusted Net Income was $25.6 million, an increase of 46% from $17.5 million in the prior-year quarter. The increases in net income and Adjusted Net Income were attributable to increased revenues and improved current period charge-offs, which increased the value of the Company's loan portfolio.

Earnings (Loss) Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, were $0.49 and $0.46, respectively, as compared to basic and diluted earnings per share of $0.31 and $0.29, respectively, in the prior-year quarter. Adjusted EPS was $0.82 as compared to $0.60 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $23.1 million, up from $0.0 million in the prior-year quarter.

Full Year 2021 Financial Results

Revenue – Total revenue for the full year was $626.8 million, an increase of 7% as compared to total revenue of $583.7 million in 2020. The higher revenue was attributable to higher originations in the Company's portfolio as a result of its return to growth and its improved credit performance.

Operating Expenses – For the full year, total operating expense was $467.7 million, an increase of 19% as compared to $393.2 million in 2020. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, increased 18% year-over-year to $422.0 million, primarily driven by the Company's increased investment in marketing to drive growth and initiatives to further enhance our technology.

Net Income (Loss) and Adjusted Net Income (Loss) – Net income was $47.4 million, as compared to a net loss of $45.1 million in 2020. Adjusted Net Income was $78.7 million, as compared to Adjusted Net Loss of $14.2 million in 2020. The increases in net income and Adjusted Net Income were attributable to increased revenues and improved current period charge-offs, which increased the value of the Company's loan portfolio.

Earnings (Loss) Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, were $1.68 and $1.56, respectively, for the full year 2021 as compared to a net loss per share, both basic and diluted, of $(1.65), in 2020. Adjusted EPS was $2.60 in 2021 as compared to $(0.52) in 2020.

Adjusted EBITDA – Adjusted EBITDA was $47.0 million, up from $22.1 million in 2020. Adjusted EBITDA as a percentage of total revenue was 7.5% and 3.8% for 2021 and 2020, respectively.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the fourth quarter was 6.8%, compared to 9.4% for the prior-year quarter, and 6.8% for the full year 2021, compared to 9.8% for 2020 and 8.3% for 2019.

30+ Day Delinquency Rate – 30+ Day Delinquency Rate was 3.9% at the end of 2021, compared to 3.7% at the end of 2020 and 4.0% at the end of 2019.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the fourth quarter was 71.9% as compared to 71.0% in the corresponding prior-year quarter. Adjusted Operating Efficiency in the fourth quarter was 64.5%, as compared to 64.3% in the corresponding prior-year quarter. Adjusted Operating Efficiency excludes stock-based compensation expense and certain non-recurring charges, such as impairment charges, the Company's retail network optimization expenses, and acquisition and integration related expenses. For the full year 2021, Operating Efficiency was 74.6% as compared to 67.4% for 2020. Adjusted Operating Efficiency for the full year 2021 was 67.3%, as compared to 61.1% for 2020. The increases in Operating Efficiency and Adjusted Operating Efficiency reflect the Company's increased marketing spend relative to the prior-year period as well as its continued investments in new products.

Return on Equity ("ROE") and Adjusted ROE – ROE for the fourth quarter was 10.1%, compared to 7.4% in the corresponding prior-year quarter.  Adjusted ROE for the fourth quarter was 18.2%, compared to 15.2% in the corresponding prior-year quarter. ROE for the full year 2021 was 8.9%, as compared to (9.4)% for 2020. Adjusted ROE for the full year 2021 was 14.7%, as compared to (3.0)% for 2020.

New Credit Products

Secured personal loans – As of December 31, 2021, the Company had a secured personal loan receivables balance of $58.3 million, up from $2.0 million as of December 31, 2020, and up 97% quarter-over-quarter.

Credit card receivables – As of December 31, 2021, the Company had a credit card receivables balance of $67.3 million, up from $5.7 million as of December 31, 2020, and up 76% quarter-over-quarter.

Funding and Liquidity

As of December 31, 2021, cash and cash equivalents were $131.0 million and restricted cash was $62.0 million. FVPF Cost of Debt and FVPF Debt-to-Equity were 3.1% and 3.6x, respectively, as of and for the year ended December 31, 2021 as compared to 3.9% and 3.0x, respectively, as of and for the year ended December 31, 2020. As of December 31, 2021, the Company had $243.0 million of undrawn capacity on its existing $600.0 million personal loan warehouse line. The Company's personal loan warehouse line is committed through September 2024. As of December 31, 2021, the Company had $109.0 million of undrawn capacity on its existing $150.0 million credit card warehouse line. The Company's credit card warehouse line is committed through December 2023.

Financial Outlook for First Quarter and Full Year 2022

Oportun is providing the following guidance for 1Q 2022 and full year 2022 as follows:

	1Q 2022	Full Year 2022
Aggregate Originations	$625 M	$3.20 B
Total Revenue	$195 - $200 M	$875 - $900 M
Adjusted Net Income	$19 - $23 M	$80 - $85 M
Adjusted EPS (1)	$0.56 - $0.67	$2.32 - $2.46
Annualized Net Charge-Off Rate	8.8% +/- 10 bps	8.8% +/- 15 bps

[1] Based on 34,213,235 shares outstanding for 1Q 2022 and 34,533,404 shares outstanding for Full Year 2022.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss fourth quarter 2021 results at 5:00 p.m. ET (2:00 p.m. PT) today. The dial-in number for the conference call is 877-407-9208 (toll-free) or 201-493-6784 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is an A.I.-powered digital banking platform that seeks to make financial health effortless for anyone. Driven by a mission to provide inclusive and affordable financial services, Oportun helps its nearly 1.5 million hardworking members meet their daily borrowing, savings, banking, and investing needs. Since inception, Oportun has provided more than $12 billion in responsible and affordable credit, saved its members more than $2 billion in interest and fees, and automatically helped members set aside more than $7.2 billion for rainy days and other needs. In recognition of its responsibly designed products, Oportun has been certified as a Community Development Financial Institution (CDFI) since 2009.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, achievement of our strategic priorities, our future growth opportunities, anticipated benefits to our service offerings to be realized from our acquisition of Digit and our first quarter and 2022 full year outlook, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “project,” "outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K, and include, but are not limited to, the impact of COVID-19 on our business and the economy as a whole; Oportun’s future financial performance, including aggregate originations; trends in revenue, net revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun's ability to increase the volume of loans it makes; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies, including the Digit acquisition; Oportun’s ability to successfully offer loans in additional states; and Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry. Additional information will also be set forth in our Annual Report on the Form 10-K for the year ended December 31, 2021. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Nils Erdmann
650-810-9074
ir@oportun.com

Media Contact
Usher Lieberman
650-769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Interest income	$174.6	$129.9	$575.8	$545.5
Non-interest income	19.5	10.9	50.9	38.3
Total revenue	194.1	140.8	626.8	583.7
Less:
Interest expense	11.4	13.5	47.7	58.4
Net decrease in fair value	(22.2)	(12.7)	(48.6)	(190.3)
Net revenue	160.5	114.6	530.5	335.1

Operating expenses:
Technology and facilities	39.3	35.9	139.6	129.8
Sales and marketing	37.1	23.9	116.9	89.4
Personnel	31.4	26.5	115.8	106.4
Outsourcing and professional fees	17.2	10.8	57.9	47.1
General, administrative and other	14.6	2.9	37.5	20.5
Total operating expenses	139.6	100.0	467.7	393.2

Income (loss) before taxes	20.9	14.7	62.8	(58.1)
Income tax expense (benefit)	6.7	6.2	15.4	(13.0)
Net income (loss)	$14.2	$8.5	$47.4	$(45.1)

Diluted Earnings (Loss) per Common Share	$0.46	$0.29	$1.56	$(1.65)
Diluted Weighted Average Common Shares	31,106,925	29,225,393	30,323,194	27,333,271

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$131.0	$136.2
Restricted cash	62.0	32.4
Loans receivable at fair value	2,386.8	1,696.5
Interest and fees receivable, net	20.9	15.4
Capitalized software and other intangibles	131.2	27.5
Goodwill	104.0	—
Right of use assets - operating	38.4	46.8
Other assets	72.3	54.2
Total assets	$2,946.6	$2,009.1

Liabilities and stockholders' equity
Liabilities
Secured financing	$393.9	$246.4
Asset-backed notes at fair value	1,651.7	1,167.3
Acquisition financing	114.1	—
Lease liabilities	47.7	49.7
Other liabilities	135.4	79.0
Total liabilities	2,342.7	1,542.4
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	526.3	436.5
Retained earnings	83.8	36.4
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	603.9	466.6
Total liabilities and stockholders' equity	$2,946.6	$2,009.1

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$14.2	$8.5	$47.4	$(45.1)
Adjustments for non-cash items	26.2	19.7	99.0	212.3
Proceeds from sale of loans in excess of originations of loans sold and held for sale	11.8	6.8	27.4	19.9
Changes in balances of operating assets and liabilities	7.6	(21.6)	(10.4)	(34.3)
Net cash provided by operating activities	59.7	13.4	163.4	152.9

Cash flows from investing activities
Net loan principal repayments (loan originations)	(438.7)	(96.5)	(734.4)	43.0
Capitalization of system development costs	(8.0)	(5.3)	(26.5)	(21.8)
Acquisition of Digit, net of acquirer's cash received	(111.7)	—	(111.7)	—
Other, net	(9.7)	(1.2)	(12.3)	(4.8)
Net cash provided by (used in) investing activities	(568.0)	(103.0)	(884.8)	16.4

Cash flows from financing activities
Borrowings	1,008.3	95.2	2,771.1	509.2
Repayments	(531.2)	—	(2,022.2)	(644.0)
Net stock-based activities	0.4	(0.6)	(3.2)	(2.0)
Net cash provided by (used in) financing activities	477.5	94.7	745.7	(136.8)

Net increase (decrease) in cash and cash equivalents and restricted cash	(30.8)	5.1	24.4	32.4
Cash and cash equivalents and restricted cash beginning of period	223.8	163.5	168.6	136.1
Cash and cash equivalents and restricted cash end of period	$193.0	$168.6	$193.0	$168.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Members (Actuals)	1,479,660	651,600	1,479,660	651,600
Products (Actuals)	1,545,463	651,600	1,545,463	651,600
Aggregate Originations (Millions)	$864.6	$448.6	$2,295.0	$1,348.0
30+ Day Delinquency Rate (%)	3.9%	3.7%	3.9%	3.7%
Annualized Net Charge-Off Rate (%)	6.8%	9.4%	6.8%	9.8%
Return on Equity (%)	10.1%	7.4%	8.9%	(9.4)%
Adjusted Return on Equity (%)	18.2%	15.2%	14.7%	(3.0)%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
OTHER METRICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Number of loans originated (Actuals)	274,291	153,847	753,474	449,362
Customer Acquisition Costs (Actuals)	$135	$155	$155	$199
Average Daily Principal Balance (Millions)	$2,057.7	$1,605.5	$1,756.2	$1,701.7
Owned Principal Balance at End of Period (Millions)	$2,272.9	$1,639.6	$2,272.9	$1,639.6
Managed Principal Balance at End of Period (Millions)	$2,583.5	$1,895.4	$2,583.5	$1,895.4
Operating Efficiency (%)	71.9%	71.0%	74.6%	67.4%
Adjusted Operating Efficiency (%)	64.5%	64.3%	67.3%	61.1%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated February 24, 2022 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Operating Efficiency, Adjusted Operating Expense, Adjusted Return on Equity and Adjusted EPS.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Fair Value Pro Forma
As of January 1, 2021, Oportun no longer has any Fair Value Pro Forma adjustments as there are no longer any amortized cost balances. However, there were Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost for the year ended December 31, 2020 as reflected in the following tables. Upon adoption of ASU 2019-05, effective January 1, 2020, the Company elected the fair value option on all remaining loans that had previously been measured at amortized cost. Accordingly, for the three month and year ended December 31, 2021 and 2020, the Company did not have any loans receivable measured at amortized cost. Therefore, there are no Fair Value Pro Forma adjustments related to assets or revenue as of and for the three months or year ended December 31, 2021 and 2020.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income (loss), adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan, impairment charges and acquisition and integration related expenses, because it does not believe that these items reflect ongoing business operations. During the last three quarters of 2020 the Company excluded COVID-19 related expenses in its adjustments to derive Adjusted EBITDA. As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted EBITDA because the Company's business practices have been updated to operate in the current environment.
•The Company also reverses origination fees for Fair Value Loans, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income (Loss)
The Company defines Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan, impairment charges and acquisition and integration related expenses, because it does not believe that these items reflect its ongoing business operations. During the last three quarters of 2020, the Company excluded COVID-19 related expenses in its adjustments to derive Adjusted Net Income. As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted Net Income because the Company's business practices have been updated to operate in the current environment.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency and Adjusted Operating Expense
The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as a litigation reserve, retail network optimization expenses, impairment charges and acquisition and integration related expenses. During the last three quarters of 2020 the Company included COVID-19 related expenses in its adjustments to derive Adjusted Operating Expense. As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted Operating Expense because the Company's business practices have been updated to operate in the current environment. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. Before January 1, 2021, the Company previously defined Adjusted Return on Equity as annualized Adjusted Net Income divided by average Fair Value Pro Forma total stockholders’ equity. Average Fair Value Pro Forma stockholders’ equity is an average of the beginning and ending Fair Value Pro Forma stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to equity and how well it generates income from the equity available. The Company believes Adjusted ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31, 2021 (1)	Three Months Ended December 31, 2020
	As Reported	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$174.6	$129.9	$—	$129.9
Non-interest income	19.5	10.9	—	$10.9
Total revenue	194.1	140.8	—	140.8
Less:
Interest expense	11.4	13.5	—	13.5
Net decrease in fair value	(22.2)	(12.7)	—	(12.7)
Net revenue	160.5	114.6	—	114.6

Operating expenses:
Technology and facilities	39.3	35.9	—	35.9
Sales and marketing	37.1	23.9	—	23.9
Personnel	31.4	26.5	—	26.5
Outsourcing and professional fees	17.2	10.8	—	10.8
General, administrative and other	14.6	2.9	—	2.9
Total operating expenses	139.6	100.0	—	100.0

Income before taxes	20.9	14.7	—	14.7
Income tax expense	6.7	6.2	—	6.2
Net income (loss)	$14.2	$8.5	$—	$8.5

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value. Therefore, the three months ended December 31, 2021 is presented on a GAAP basis and the three months ended December 31, 2020 includes Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Year Ended December 31, 2021 (1)	Year Ended December 31, 2020
	As Reported	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$575.8	$545.5	$—	$545.5
Non-interest income	50.9	38.3	—	38.3
Total revenue	626.8	583.7	—	583.7
Less:
Interest expense	47.7	58.4	(0.9)	57.5
Net decrease in fair value	(48.6)	(190.3)	0.7	(189.6)
Net revenue	530.5	335.1	1.6	336.6

Operating expenses:
Technology and facilities	139.6	129.8	—	129.8
Sales and marketing	116.9	89.4	—	89.4
Personnel	115.8	106.4	—	106.4
Outsourcing and professional fees	57.9	47.1	—	47.1
General, administrative and other	37.5	20.5	—	20.5
Total operating expenses	467.7	393.2	—	393.2

Income (loss) before taxes	62.8	(58.1)	1.6	(56.5)
Income tax expense (benefit)	15.4	(13.0)	0.7	(12.3)
Net income (loss)	$47.4	$(45.1)	$0.9	$(44.2)

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value. Therefore, the twelve months ended December 31, 2021 is presented on a GAAP basis and the twelve months ended December 31, 2020 includes Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	December 31, 2021 (1)	December 31, 2020
	As Reported	As Reported	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$131.0	$136.2	$—	$136.2
Restricted cash	62.0	32.4	—	32.4
Loans receivable	2,386.8	1,696.5	—	1,696.5
Other assets	366.9	143.9	—	143.9
Total assets	2,946.6	2,009.1	—	2,009.1

Liabilities
Total debt	2,159.7	1,413.7	—	1,413.7
Other liabilities	183.1	128.7	0.7	129.4
Total liabilities	2,342.7	1,542.4	0.7	1,543.1
Total stockholders' equity	603.9	466.6	(0.7)	465.9
Total liabilities and stockholders' equity	$2,946.6	$2,009.1	$—	$2,009.1

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value. Therefore, the balances as of December 31, 2021 are presented on a GAAP basis and the balances as of December 31, 2020 include Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA	2021	2020	2021	2020
Net income (loss)	$14.2	$8.5	$47.4	$(45.1)
Adjustments:
Fair Value Pro Forma net income adjustment (1)	—	—	—	0.9
Income tax expense (benefit)	6.7	6.2	15.4	(12.3)
COVID-19 expenses (2)	—	0.6	—	4.6
Depreciation and amortization	6.7	5.3	23.7	20.2
Impairment (3)	—	3.7	3.3	3.7
Stock-based compensation expense	4.3	5.2	18.9	19.5
Litigation reserve	—	—	—	8.8
Retail network optimization expenses	—	—	12.8	—
Acquisition and integration related expenses	10.0	—	10.6	—
Origination fees for Fair Value Loans, net	(6.8)	(4.4)	(15.8)	(0.9)
Fair value mark-to-market adjustment	(12.1)	(25.1)	(69.4)	22.7
Adjusted EBITDA	$23.1	$—	$47.0	$22.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Net Income (Loss)	2021	2020	2021	2020
Net income (loss)	$14.2	$8.5	$47.4	$(45.1)
Adjustments:
Fair Value Pro Forma net income adjustment (1)	—	—	—	0.9
Income tax expense (benefit)	6.7	6.2	15.4	(12.3)
COVID-19 expenses (2)	—	0.6	—	4.6
Impairment (3)	—	3.7	3.3	3.7
Stock-based compensation expense	4.3	5.2	18.9	19.5
Litigation reserve	—	—	—	8.8
Retail network optimization expenses	—	—	12.8	—
Acquisition and integration related expenses	10.0	—	10.6	—
Adjusted income (loss) before taxes	35.3	24.1	108.4	(20.0)
Normalized income tax expense (benefit)	9.7	6.6	29.7	(5.7)
Adjusted Net Income (Loss)	$25.6	$17.5	$78.7	$(14.2)

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value.
(2) As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted EBITDA or Adjusted Net Income because the Company's business practices have been updated to operate in the current environment.
(3) Impairment charge recognized on a right-of-use asset related to the Company's leased office space in San Carlos, California due to management's decision to move toward a remote-first work environment.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Operating Efficiency	2021	2020	2021	2020
Operating Efficiency	71.9%	71.0%	74.6%	67.4%
Total Revenue	$194.1	$140.8	$626.8	$583.7

Total Operating Expense	$139.6	$100.0	$467.7	$393.2
Adjustments:
COVID-19 Expenses	—	(0.6)	—	(4.6)
Impairment	—	(3.7)	(3.3)	(3.7)
Stock-based compensation expense	(4.3)	(5.2)	(18.9)	(19.5)
Litigation Reserve	—	—	—	(8.8)
Retail network optimization expenses	—	—	(12.8)	—
Acquisition and integration related expenses	(10.0)	—	(10.6)	—
Total Adjusted Operating Expense	$125.2	$90.5	$422.0	$356.6

Adjusted Operating Efficiency	64.5%	64.3%	67.3%	61.1%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
GAAP Earnings (Loss) per Share	2021	2020	2021	2020
Net income (loss)	$14.2	$8.5	$47.4	$(45.1)
Net income (loss) attributable to common stockholders	$14.2	$8.5	$47.4	$(45.1)

Basic weighted-average common shares outstanding	28,812,797	27,619,256	28,191,610	27,333,271
Weighted average effect of dilutive securities:
Stock options	1,449,795	1,253,453	1,375,915	—
Restricted stock units	844,333	352,684	755,669	—
Diluted weighted-average common shares outstanding	31,106,925	29,225,393	30,323,194	27,333,271

Earnings (loss) per share:
Basic	$0.49	$0.31	$1.68	$(1.65)
Diluted	$0.46	$0.29	$1.56	$(1.65)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Earnings (Loss) Per Share	2021	2020	2021	2020
Diluted earnings (loss) per share	$0.46	$0.29	$1.56	$(1.65)

Adjusted Net Income (Loss)	$25.6	$17.5	$78.7	$(14.2)

Basic weighted-average common shares outstanding	28,812,797	27,619,256	28,191,610	27,333,271
Weighted average effect of dilutive securities:
Stock options	1,449,795	1,253,453	1,375,915	—
Restricted stock units	844,333	352,684	755,669	—
Diluted adjusted weighted-average common shares outstanding	31,106,925	29,225,393	30,323,194	27,333,271

Adjusted Earnings (Loss) Per Share	$0.82	$0.60	$2.60	$(0.52)

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	1Q 2022		FY 2022
	Low	High	Low	Low
Adjusted Net Income
Net income	$8.8	$11.1	$29.2	33.0
Adjustments:
Income tax expense	2.9	3.6	10.3	11.7
Stock-based compensation expense	7.0	8.0	33.4	33.8
Acquisition and integration related expenses	7.5	9.0	37.2	38.5
Adjusted income before taxes	26.2	31.7	110.1	117.0
Normalized income tax expense	7.2	8.7	30.1	32.0
Adjusted Net Income (1)	$19.0	$23.0	$80.0	$85.0

Note: Numbers may not foot or cross-foot due to rounding.

(1) Management's guidance assumes the following for 1Q 2022 and FY 2022, respectively:

With respect to 1Q 2022, for loans which are projected to have a weighted average life of 0.86 years, the Company is assuming a March 31, 2022 interpolated LIBOR/Swap rate of 1.39%, based on the forward rates from February 14, 2022. For notes, which have original terms of 2 or 3 years, the Company interpolates between the forward swap rates. The Company is assuming a March 31, 2022 interpolated LIBOR/Swap rate of 1.74%, based on the forward rates from February 14, 2022.

With respect to FY 2022, for loans which are projected to have a weighted average life of 0.86 years, the Company is assuming a December 31, 2022 interpolated LIBOR/Swap rate of 2.20%, based on the forward rates from February 14, 2022. For notes, which have original terms of 2 or 3 years, the Company interpolates between the forward swap rates. The Company is assuming a December 31, 2022 interpolated LIBOR/Swap rate of 2.20%, based on the forward rates from February 14, 2022.